Exhibit 8.1

List of Subsidiaries and Consolidated Entities of the Registrant

Subsidiaries	Place of Incorporation
Momo Technology HK Company Limited	Hong Kong

Momo Technology Overseas Holding Company Limited	British Virgin Islands

SpaceCape Inc.	Cayman Islands

DeepMatch Inc.	Cayman Islands

Mana Games Inc.	Cayman Islands

Tantan Limited.	Cayman Islands

QOOL Media Inc.	Cayman Islands

Mana Games HK Limited	Hong Kong

Tantan Hong Kong Limited.	Hong Kong

QOOL Media Hong Kong Limited	Hong Kong

MatchUp UK Limited	Hong Kong

Tantan Social Inc.	U.S.

Momo Information Technologies Corp.	U.S.

SpaceCape Technology Pte. Ltd.	Singapore

DeepMatch Technology Pte. Ltd.	Singapore

Beijing SpaceCape Information Technology Co. Ltd.	PRC

Tantan Technology (Beijing) Co., Ltd.	PRC

Beijing Yiliulinger Information Technology Co., Ltd.	PRC

Beijing Momo Information Technology Co., Ltd.	PRC

QOOL Media Technology (Tianjin) Co., Ltd.	PRC

Consolidated Affiliated Entities

Beijing Momo Technology Co., Ltd.	PRC

Tantan Culture Development (Beijing) Co., Ltd.	PRC

Hainan Miaoka Network Technology Co., Ltd.	PRC

Hainan Yilingliuer Network Technology Co., Ltd.	PRC

QOOL Media (Tianjin) Co., Ltd.	PRC

Beijing Top Maker Culture Co., Ltd.	PRC

Beijing Perfect Match Technology Co., Ltd.	PRC

SpaceTime (Beijing) Technology Co.,Ltd.	PRC

Subsidiaries of the Consolidated Affiliated Entities

Tianjin Laifu Culture Development Co., Ltd.	PRC

Tianjin Apollo Exploration Culture Co., Ltd.	PRC

Chengdu Ketanjuan Tech Co., Ltd.	PRC

Laiqianshou (Chendu) Technology Co.,Ltd.	PRC

Beijing All For One Culture Co., Ltd.	PRC

Changsha Deep Fusion Network Technology Co., Ltd.	PRC

Shanghai Momo Technology Co., Ltd.	PRC

Hainan Heer Network Technology Co., Ltd.	PRC

Chengdu Biyou Technology Co., Ltd.	PRC

Chengdu Momo Technology Co., Ltd.	PRC

Loudi Momo Technology Co., Ltd.	PRC

Hainan Momo Pictures Co., Ltd.	PRC

Momo Pictures Co., Ltd.	PRC

Zhejiang Shengdian Digital Network Technology Co., Ltd.	PRC

Tianjin Heer Technology Co., Ltd.	PRC

Ningbo Hongyi Equity Investment L.P.	PRC

Tianjin Xiaomofanshi Tech Co., Ltd.	PRC

Gannan Xiaomo Gantian Tech Co.,Ltd.	PRC

Tianjin Qianchuan Media Co., Ltd.	PRC